PRESS RELEASE

Mellanox Technologies, Ltd.

Press/Media Contact
Allyson Scott
McGrath/Power Public Relations and Communications
+1-408-727-0351
allysonscott@mcgrathpower.com

Investor Contact
Mellanox Technologies
+1-408-916-0012
ir@mellanox.com

Israel PR Contact
Sharon Levin
Gelbart Kahana Investor Relations
+972-3-6070567
sharonl@gk-biz.com

Mellanox Achieves Record Quarterly and Annual Revenue

Annual revenue growth of 41.9 percent to $658 million
Annual Non-GAAP net income grew 2.4X to $138 million
Record annual revenues in InfiniBand and Ethernet products

SUNNYVALE, Calif. and YOKNEAM, ISRAEL — Jan. 27, 2016 — Mellanox® Technologies, Ltd. (NASDAQ: MLNX) today announced financial results for its fourth quarter and fiscal year ended December 31, 2015.

“We are pleased to achieve record quarterly and annual revenues. Our profitability grew 2.4 times year-over-year with operating income representing 21.3% of revenues. We are proud to grow our annual net income to $138.5 million and generate $150.5 million in cash from operations in 2015 - while we continued to invest in our technology and businesses.” said Eyal Waldman, president and CEO of Mellanox Technologies. “We saw strong growth in our Ethernet business in 2015, and expect it to accelerate in 2016 and beyond. We are pleased to see our InfiniBand business continue to grow across multiple markets and technology generations, with strong adoption of our EDR 100 Gigabit InfiniBand products. We look forward to closing the EZChip merger in the second half of February 2016. This merger is important to Mellanox and adds processing capabilities to our networking technologies. We believe the combination of these technologies will lead to a superior position in the data center interconnect market. We expect this transaction to be accretive from day one.”
Fourth Quarter and 2015 Fiscal Year Highlights

•	Revenues were $176.9 million in the fourth quarter, and $658.1 million in fiscal year 2015.

•	GAAP gross margins were 70.7 percent in the fourth quarter, and 71.3 percent in fiscal year 2015.

•	Non-GAAP gross margins were 72.2 percent in the fourth quarter, and 72.8 percent in fiscal year 2015.

•	GAAP operating income was $19.9 million, or 11.3 percent of revenue, in the fourth quarter, and operating income was $75.1 million, or 11.4 percent of revenue, in fiscal year 2015.

•	Non-GAAP operating income was $36.6 million, or 20.7 percent of revenue, in the fourth quarter, and $139.9 million, or 21.3 percent of revenue, in fiscal year 2015.

•
GAAP net income was $43.2 million in the fourth quarter and $92.9 million in fiscal year 2015 which included an income tax benefit from the release of a valuation allowance of $22.4 million in the fourth quarter.

•	Non-GAAP net income was $37.5 million in the fourth quarter, and $138.5 million in fiscal year 2015.

•	GAAP net income per diluted share was $0.90 in the fourth quarter, and $1.94 in fiscal year 2015.

•	Non-GAAP net income per diluted share was $0.77 in the fourth quarter, and was $2.89 in fiscal year 2015.

•	$34.7 million in cash was provided by operating activities during the fourth quarter.

•	$150.5 million in cash was provided by operating activities during fiscal year 2015.

•	Cash and investments totaled $510.5 million at December 31, 2015.
First Quarter 2016 Guidance
We currently project:

•	Quarterly revenues of $180 million to $185 million

•	Non-GAAP gross margins of 71 percent to 72 percent

•	An increase in non-GAAP operating expenses of 2 percent to 4 percent

•	Share-based compensation expense of $12.4 million to $12.9million

•	Non-GAAP diluted share count of 48.7 million to 49.2 million shares
Upon closing the EZchip transaction we will provide updated guidance for the combined entity.
Recent Mellanox Press Release Highlights

•	Dec 14, 2015	Mellanox 10/40 Gigabit Ethernet Switches Approved for Use in U.S. Department of Defense Networks

•	Nov 23, 2015	Mellanox and Oak Ridge National Laboratory Recognized by R&D 100 Awards

•	Nov 17, 2015	Mellanox Announces "HPC Centers of Excellence" to Drive Advancement Toward Exascale Computing

•	Nov 16, 2015	EDR 100Gb/s and FDR 56Gb/s InfiniBand Continues Growth and Interconnect Leadership on the TOP500

•	Nov 16, 2015	Mellanox Announces ConnectX-4 Lx Programmable Adapter with Onboard Xilinx FPGA Acceleration

•	Nov 16, 2015	TACC Selects Mellanox's End-to-End EDR 100Gb/s InfiniBand Solution to Further Cutting-Edge Medical and Science Research

•	Nov 16, 2015	Centre for High-Performance Computing South Africa Selects Mellanox InfiniBand Solutions to Accelerate New Petaflop-Capable System

•	Nov 12, 2015	Mellanox Introduces the Switch-IB 2, World's First 100Gb/s Smart Switch

•	Nov 4, 2015	IBM Teams with Mellanox to Help Maximize Performance of Power Systems LC Line Servers for Cloud and Cluster Deployments

•	Nov 2, 2015	Mellanox Open Ethernet Switches Accepted By Open Compute Project

Conference Call
Mellanox will hold its fourth quarter and fiscal year 2015 financial results conference call today at 2 p.m. Pacific Time to discuss the company’s financial results. To listen to the call, dial +1-785-424-1666 approximately 10 minutes prior to the start time.
The Mellanox financial results conference call will be available via live webcast on the investor relations section of the Mellanox website at http://ir.mellanox.com. Access the webcast 15 minutes prior to the start of the call to download and install any necessary audio software. Replay of the webcast will also be available on the Mellanox website.
About Mellanox
Mellanox Technologies is a leading supplier of end-to-end InfiniBand and Ethernet interconnect solutions and services for servers and storage. Mellanox interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance capability. Mellanox offers a choice of fast interconnect products: adapters, switches, software, cables and silicon that accelerate application runtime and maximize business results for a wide range of markets including high-performance computing, enterprise data centers, Web 2.0, cloud, storage and financial services. More information is available at www.mellanox.com.

GAAP to Non-GAAP Reconciliation
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expense, amortization expense of acquired intangible assets, acquisition related expense, settlement costs, changes related to recognition of deferred tax valuation allowance and gains (impairment losses) on equity investments. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expense, amortization expense of acquired intangible assets, acquisition related expense, settlement costs, changes related to recognition of deferred tax valuation allowance, and gains (impairment losses) on equity investments because it enhances investors’ ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company’s business operations. Further, management believes certain non-cash charges such as share-based compensation, amortization of acquired intangible assets and changes related to recognition of deferred tax valuation allowance do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investor Relations” section on our website.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements, including the guidance for the three months ended March 31, 2016, statements related to our expectations for achievement of continued revenue growth and record revenue for the fiscal year 2016, statements related to trends in the market for our solutions and services, opportunities for our company in 2016 and beyond, and future product capabilities. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.
Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, the continued launch and volume ramp of large customer sales opportunities, and our ability to protect our intellectual property rights. Furthermore, the majority of our quarterly revenues are derived from customer orders received and fulfilled in the same quarterly period. We have limited visibility into actual end-user demand as such demand impacts us and our OEM customer inventory balances in any given quarter. Consequently, this introduces risk and uncertainty into our revenue and production forecasts and business planning and could negatively impact our financial results. In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.
More information about the risks, uncertainties and assumptions that may impact our business is set forth in our Form 10-Q filed with the SEC on October 30, 2015, and our annual report on Form 10-K filed with the SEC on March 2, 2015. All forward-looking statements in this press release, including the guidance for the three months ended March 31, 2016, are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.
Mellanox is a registered trademark of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.
Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Total revenues	$176,940	$141,116	$658,140	$463,649
Cost of revenues	51,815	41,131	189,209	148,672
Gross profit	125,125	99,985	468,931	314,977
Operating expenses:
Research and development	65,620	56,814	252,175	208,877
Sales and marketing	26,698	19,995	97,438	76,860
General and administrative	12,897	9,570	44,212	36,431
Total operating expenses	105,215	86,379	393,825	322,168
Income (loss) from operations	19,910	13,606	75,106	(7,191)
Other income (loss), net	592	497	(524)	1,449
Income (loss) before taxes	20,502	14,103	74,582	(5,742)
Benefit from (provision for) taxes on income	22,696	(18,856)	18,312	(18,267)
Net income (loss)	$43,198	$(4,753)	$92,894	$(24,009)
Net income (loss) per share — basic	$0.92	$(0.10)	$2.00	$(0.54)
Net income (loss) per share — diluted	$0.90	$(0.10)	$1.94	$(0.54)
Shares used in per share calculation:
Basic	46,978	45,380	46,365	44,831
Diluted	48,221	45,380	47,778	44,831

Mellanox Technologies, Ltd.
Reconciliation of Non-GAAP Adjustments
(in thousands, percentages, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Reconciliation of GAAP net income (loss) to non-GAAP:
GAAP net income (loss)	$43,198	$(4,753)	$92,894	$(24,009)
Adjustments:
Share-based compensation expense:
Cost of revenues	617	576	2,366	2,162
Research and development	7,317	6,792	28,821	26,979
Sales and marketing	2,544	2,370	10,309	9,755
General and administrative	2,452	2,063	9,268	8,339
Total share-based compensation expense	12,930	11,801	50,764	47,235
Amortization of acquired intangibles:
Cost of revenues	2,073	1,474	7,694	7,173
Research and development	195	195	779	781
Sales and marketing	196	1,039	1,173	4,156
Total amortization of acquired intangibles	2,464	2,708	9,646	12,110
Settlement costs:
Cost of revenues	—	—	—	1,250
Total settlement costs	—	—	—	1,250
Acquisition related charges:
Cost of revenues	—	—	—	849
Research and development	225	744	2,118	2,693
Sales and marketing	—	226	450	863
General and administrative	1,078	—	1,820	—
Total acquisition related charges	1,303	970	4,388	4,405
Other (income) loss, net:
Impairment loss on equity investment in a private company	—	—	3,189	—
	—	—	3,189	—
(Benefit from) provision for income taxes - valuation allowance adjustment	(22,410)	17,231	(22,410)	17,231
Non-GAAP net income	$37,485	$27,957	$138,471	$58,222

Reconciliation of GAAP gross profit to non-GAAP:
Revenues	$176,940	$141,116	$658,140	$463,649
GAAP gross profit	125,125	99,985	468,931	314,977
GAAP gross margin	70.7%	70.9%	71.3%	67.9%
Share-based compensation expense	617	576	2,366	2,162
Amortization of acquired intangibles	2,073	1,474	7,694	7,173
Settlement costs	—	—	—	1,250
Acquisition related charges	—	—	—	849
Non-GAAP gross profit	$127,815	$102,035	$478,991	$326,411
Non-GAAP gross margin	72.2%	72.3%	72.8%	70.4%

Reconciliation of GAAP operating expenses to non-GAAP:
GAAP operating expenses	$105,215	$86,379	$393,825	$322,168
Share-based compensation expense	(12,313)	(11,225)	(48,398)	(45,073)
Amortization of acquired intangibles	(391)	(1,234)	(1,952)	(4,937)
Acquisition related charges	(1,303)	(970)	(4,388)	(3,556)
Non-GAAP operating expenses	$91,208	$72,950	$339,087	$268,602

Mellanox Technologies, Ltd.
Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Reconciliation of GAAP income (loss) from operations to non-GAAP:
GAAP income (loss) from operations	19,910	13,606	75,106	(7,191)
Share-based compensation expense	12,930	11,801	50,764	47,235
Settlement costs	—	—	—	1,250
Amortization of acquired intangibles	2,464	2,708	9,646	12,110
Acquisition related charges	1,303	970	4,388	4,405
Non-GAAP income from operations	36,607	29,085	139,904	57,809

Shares used in computing GAAP diluted earnings per share	48,221	45,380	47,778	44,831
Adjustments:
Effect of dilutive securities under GAAP*	(1,242)	—	(1,413)	—
Total options vested and exercisable	1,546	1,837	1,546	1,837
Shares used in computing non-GAAP diluted earnings per share	48,525	47,217	47,911	46,668

GAAP diluted net income (loss) per share	$0.90	$(0.10)	$1.94	$(0.54)
Adjustments:
Share-based compensation expense	0.27	0.26	1.06	1.05
Amortization of acquired intangibles	0.04	0.06	0.20	0.27
Settlement costs	—	—	—	0.03
Acquisition related charges	0.02	0.02	0.09	0.10
Impairment loss on equity investment in a private company	—	—	0.07	—
(Benefit from) provision for income taxes - valuation allowance adjustment	(0.46)	0.38	(0.47)	0.38
Effect of dilutive securities under GAAP*	0.02	—	0.09	—
Total options vested and exercisable	(0.02)	(0.03)	(0.09)	(0.04)
Non-GAAP diluted income per share	$0.77	$0.59	$2.89	$1.25

* This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential ordinary shares from stock options had been issued under the Treasury method.

Mellanox Technologies, Ltd.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 31,	December 31,
	2015	2014 (*)
ASSETS
Current assets:
Cash and cash equivalents	$263,199	$51,326
Short-term investments	247,314	334,038
Restricted cash	—	3,604
Accounts receivable, net	84,273	64,922
Inventories	62,473	44,470
Other current assets	19,979	15,876
Total current assets	677,238	514,236
Property and equipment, net	100,018	78,827
Severance assets	9,514	9,474
Intangible assets, net	32,154	42,067
Goodwill	200,743	200,743
Deferred taxes and other long-term assets	33,715	17,871
Total assets	$1,053,382	$863,218

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$44,600	$39,811
Accrued liabilities	74,296	61,974
Deferred revenue	17,743	14,758
Capital lease liabilities, current	491	1,102
Total current liabilities	137,130	117,645
Accrued severance	12,464	11,850
Deferred revenue	12,439	8,942
Capital lease liabilities	—	494
Other long-term liabilities	24,668	22,535
Total liabilities	186,701	161,466
Shareholders’ equity:
Ordinary shares	200	192
Additional paid-in capital	684,824	615,148
Accumulated other comprehensive loss	(1,669)	(4,020)
Retained earnings	183,326	90,432
Total shareholders’ equity	866,681	701,752
Total liabilities and shareholders’ equity	$1,053,382	$863,218

(*) Certain prior year amounts have been reclassified to conform to 2015 presentation.

Mellanox Technologies, Ltd.
Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Year ended December 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$92,894	$(24,009)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	41,372	38,671
Deferred income taxes	(22,607)	13,832
Share-based compensation expense	50,764	47,235
(Gain) loss on investments	(3,000)	425
Excess tax benefit from share-based compensation	(53)	(342)
Impairment of equity investment in a private company	3,189	—
Changes in assets and liabilities:
Accounts receivable, net	(19,351)	5,421
Inventory	(24,735)	(9,624)
Prepaid expenses and other assets	(2,619)	(7,687)
Accounts payable	3,750	9,659
Accrued liabilities and other payables	30,884	6,549
Net cash provided by operating activities	150,488	80,130

Cash flows from investing activities:
Acquisitions, net of cash acquired of $2,464	—	(2,253)
Purchase of severance-related insurance policies	(743)	(777)
Purchase of short term investments	(219,459)	(307,924)
Proceeds from sale of short term investments	179,700	158,054
Proceeds from maturities of short term investments	129,279	78,567
Purchase of property and equipment	(48,601)	(29,924)
Restricted cash	3,604	—
Purchase of intangible finite-lived assets	(210)	—
Purchase of equity investment in a private company	—	(3,455)
Net cash provided by (used in) investing activities	43,570	(107,712)

Cash flows from financing activities:
Principal payments on capital lease obligations	(1,105)	(1,381)
Proceeds from exercise of share awards	18,867	16,783
Excess tax benefit from share-based compensation	53	342
Net cash provided by financing activities	17,815	15,744

Net increase (decrease) in cash and cash equivalents	211,873	(11,838)
Cash and cash equivalents at beginning of period	51,326	63,164
Cash and cash equivalents at end of period	$263,199	$51,326